As filed with the Securities and Exchange Commission on December 13, 1995 Registration No. 33-_____


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549
                         _______________

                             FORM S-8
                      REGISTRATION STATEMENT
                              under
                    THE SECURITIES ACT OF 1933
                         _______________

                        GANNETT CO., INC.
      (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                  16-0442930
(State of Incorporation)                  (I.R.S. Employer Identification No.)


                      1100 Wilson Boulevard
                    Arlington, Virginia  22234
                          (703) 284-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

        Gannett Co., Inc. 1987 Deferred Compensation Plan
                       (Full Title of Plan)
                          ______________
                     Thomas L. Chapple, Esq.
       Senior Vice President, General Counsel and Secretary
                        Gannett Co., Inc.
                      1100 Wilson Boulevard
                    Arlington, Virginia  22234
                          (703) 284-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
 of Agent For Service)
                         _______________

                   Copies of Communications to:

                       Jeff M. Cohen, Esq.
               Nixon, Hargrave, Devans & Doyle llp
                One Thomas Circle, N.W., Suite 700
                     Washington, D.C.  20005
                 Telephone Number:  202-457-5300
                         ________________

Approximate date of proposed offering: As soon as practicable after effective date of this Registration Statement.
                          ______________

                 CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
                                      Maximum     Maximum
Title of         Amount               Offering    Aggregate     Amount of
Securities To    To Be                Price Per   Offering      Registration
Be Registered    Registered           Share       Price         Fee
-------------    ----------           ---------   -----------   -------------
Interests in(1)
 the Plan        $25,000,000(2)(3)    100%        $25,000,000   $8,621

    (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers interests to be offered or sold pursuant to the employee benefit plan described herein.
    (2) This amount represents Registrant's estimate of employee contributions for the next 60 months of operation of the Plan. The Registrant makes no representation that such estimate is accurate.
    (3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein also relates to a total of $1,200,000 of securities remaining registered under Registration Statements 33-15319 and 33-16790, pursuant to which filing fees in the amount of $4,000 were paid relating to a total of $20,000,000 of securities originally registered pursuant to such registration statements.

  PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


   PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      Incorporated herein by reference are the Company's
(i) Annual Report on Form 10-K for the fiscal year ended December 25, 1994, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 26, 1995, June 25, 1995 and September 24, 1995, and (iii) Current Reports on Form 8-K dated June 1, 1995, July 27, 1995, October 23, 1995, November 21, 1995 and December 5, 1995.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Company will provide without charge to each person to whom a Prospectus relating to this Registration Statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference into such documents). All requests for such copies should be directed to:
Secretary, Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, (703) 284-6000.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters in connection with this offering will be passed upon by Nixon, Hargrave, Devans & Doyle LLP, counsel for the Company.

      The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form
10-K for the year ended December 25, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting, and the financial statements of Multimedia, Inc. for the fiscal year ended December 31, 1994 incorporated in this Registration Statement by reference to the Company's Current Report on Form 8-K dated October 23, 1995 have been so incorporated in reliance on the report of KPMG Peat
Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

      Section 17 of Article II of the Company's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

      Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized there-under, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the Certifi-cate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

      The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By-Laws and Article NINTH of such Certificate of Incorporation, as applicable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

           4.              Gannett Co., Inc. 1987 Deferred Compensation Plan

           5.              Opinion and consent of Nixon, Hargrave, Devans &
                                Doyle LLP

         23a.              Consent of Price Waterhouse LLP

         23b.              Consent of KPMG Peat Marwick LLP

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i)                   To include any prospectus
                                required by Section 10(a)(3) of
                                the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii)                 To include any material
                                information with respect to the
                                plan of distribution not previ-
                                ously disclosed in the registra-
                                tion statement or any material
                                change to such information in the
                                registration statement;
                                Provided, however, that paragraphs
                                (1)(i) and (1)(ii) do not apply if the
                                registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section
                                13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such secu-rities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities.

                            SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the require-ments for filing on Form S-8, and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 12th day of December, 1995.

                                GANNETT CO., INC.

                                By: /s/ D. H. McCorkindale
                                    ----------------------
                                    Douglas H. McCorkindale
                                    Vice Chairman and Chief
                                    Financial and Administrative Officer



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                    Title                            Date
---------                    ------                           ----


/s/ John J. Curley           Chairman, President, Chief       December 12, 1995
------------------            Executive Officer, Director
John J. Curley

/s/ D. H. McCorkindale       Vice Chairman, Chief Financial   December 12, 1995
----------------------        Administrative Officer,  and
Douglas H. McCorkindale       Director


/s/ Larry F. Miller          Senior Vice President/Financial  December 12, 1995
-------------------           Planning and Controller
Larry F. Miller

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Gannett Co., Inc. Deferred Compensation Com-mittee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 12th day of December, 1995.


                               GANNETT CO., INC. 1987 DEFERRED
                                  COMPENSATION PLAN

                               By:    /s/ Richard L. Clapp
                                      --------------------
                                      Richard L. Clapp
                               Title: Senior Vice President/Personnel


      KNOW ALL MEN BY THESE PRESENTS, that each of the under-signed constitutes and appoints John J. Curley, Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the others, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement pursuant to the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                   Title               Date
---------                   -----               ----

/s/ Andrew F. Brimmer       Director            December 12, 1995
---------------------
Andrew F. Brimmer

/s/ Meredith A. Brokaw      Director            December 12, 1995
----------------------
Meredith A. Brokaw

/s/ Rosalynn Carter         Director            December 12, 1995
-------------------
Rosalynn Carter

/s/ Peter B. Clark          Director            December 12, 1995
------------------
Peter B. Clark

/s/ Stuart T. K. Ho         Director            December 12, 1995
-------------------
Stuart T. K. Ho

/s/ Drew Lewis              Director            December 12, 1995
--------------
Drew Lewis

/s/ Josephine P. Louis      Director            December 12, 1995
----------------------
Josephine P. Louis

/s/ Rollan D. Melton        Director            December 12, 1995
--------------------
Rollan D. Melton

/s/ Thomas A. Reynolds, Jr. Director            December 12, 1995
---------------------------
Thomas A. Reynolds, Jr.

/s/ Carl T. Rowan           Director            December 12, 1995
-----------------
Carl T. Rowan

/s/ Dolores D. Wharton      Director            December 12, 1995
----------------------
Dolores D. Wharton

                          EXHIBIT INDEX


    4.  Gannett Co., Inc. 1987 Deferred Compensation Plan               Attached

    5.  Opinion and consent of Nixon, Hargrave, Devans & Doyle LLP      Attached

  23a.  Consent of Price Waterhouse LLP                                 Attached

  23b.  Consent of KPMG Peat Marwick LLP                                Attached